UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
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                            COMVERSE TECHNOLOGY, INC.
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                (Name of Registrant as Specified in its Charter)


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Comverse Technology, Inc. Comments on Oliver Press Partners, LLC Filings;
Shareholders Need Take No Action at This Time

Wednesday May 2, 8:01 am ET

NEW YORK--(BUSINESS WIRE)--Comverse Technology, Inc. (Pink Sheets: CMVT.PK -
News), yesterday learned that Oliver Press Partners, LLC and certain of its affiliates (collectively, OPP), have filed definitive solicitation materials with the Securities and Exchange Commission in connection with a solicitation of agent designations by OPP to demand a special meeting of the shareholders of Comverse Technology for the purpose of electing directors to Comverse Technology's Board of Directors. According to OPP's definitive solicitation materials, if a special meeting is called, Oliver Press intends to nominate Augustus K. Oliver and Clifford Press for election to the Comverse Technology's Board of Directors.

Comverse Technology shareholders need take no action at this time. The Comverse Technology Board of Directors believes that it is not in the best interests of shareholders for a special shareholders' meeting to be called in this manner and will communicate its reasons in due course.

About Comverse Technology, Inc.

Comverse Technology, Inc., through its Comverse, Inc. subsidiary, is the world's leading provider of software and systems enabling network-based multimedia enhanced communication and billing services. The company's Total Communication portfolio includes value-added messaging, personalized data and content-based services, and real-time converged billing solutions. Over 500 communication and content service providers in more than 130 countries use Comverse products to generate revenues, strengthen customer loyalty and improve operational efficiency. Other Comverse Technology subsidiaries include: Verint Systems (VRNT.PK), a leading provider of analytic software-based solutions for communications interception, networked video security and business intelligence; and Ulticom (ULCM.PK), a leading provider of service enabling signaling software for wireline, wireless and Internet communications. For additional information, visit the Comverse Technology website at www.cmvt.com. All product and company names mentioned herein may be registered trademarks or trademarks of Comverse or the respective referenced company(s).

Important Information

This document may be deemed to be solicitation material. Comverse Technology has filed a preliminary Revocation Solicitation Statement with the SEC in opposition to OPP's solicitation of agent designations. SHAREHOLDERS OF COMVERSE TECHNOLOGY ARE ENCOURAGED TO READ THE DEFINITIVE REVOCATION SOLICITATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive Revocation Solicitation Statement will be mailed to shareholders of Comverse Technology. Investors and security holders will be able to obtain the definitive Revocation Solicitation Statement and any other relevant documents filed with the SEC free of charge at the SEC's website, www.sec.gov, or Comverse Technology's website, www.cmvt.com.

Comverse Technology and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of revocations. Information regarding the interests of such potential participants will be included in the Revocation Solicitation Statement and the other relevant documents filed with the SEC when they become available.


Contact:
Comverse Technology, Inc.
Paul D. Baker, 212-739-1060
paul.baker@cmvt.com

or

Joele Frank, Wilkinson Brimmer Katcher
Joele Frank, 212-355-4449
jf@joelefrank.com